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                                                                     EXHIBIT 4.4


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                            PARKER DRILLING COMPANY
                           and Subsidiary Guarantors

                     9  3/4% SENIOR NOTES DUE 2006

                          THIRD SUPPLEMENTAL INDENTURE

                           Dated as of March 13, 1998

           Supplementing the Indenture dated as of November 12, 1996

                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                                   as Trustee



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                          THIRD SUPPLEMENTAL INDENTURE


    This Third Supplemental Indenture dated and effective as of March 13, 1998 (the "Third Supplemental Indenture") is made and entered into by and among Parker Drilling Company, a Delaware corporation (the "Company"), Parker Drilling Offshore Company, a Delaware corporation and a wholly owned subsidiary of the Company ("Parker Offshore"), and Hercules Offshore Corporation, a Texas corporation, and Hercules Rig Corp., a Texas corporation, which are wholly-owned indirectly by the Company, ("Hercules Companies" together with Parker Offshore the "New Guarantors"), and Texas Commerce Bank National Association, a national banking association, as Trustee (the "Trustee").

               RECITALS OF THE COMPANY AND THE NEW GUARANTORS

    WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have executed and delivered an Indenture dated as of November 12, among the Company, the Subsidiary Guarantors and the Trustee (as supplemented by the First and Second Supplemental Indentures, the "Original Indenture") providing for the issuance by the Company of $300,000,000 aggregate principal amount of the Company's 9 3/4% Senior Notes due 2006 (the "Notes") and pursuant to which the Subsidiary Guarantors have agreed, jointly and severally, to unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Notes and all other amounts due and payable under the Original Indenture and the Notes by the Company ("Indenture Obligations");

    WHEREAS, Section 9.01(a)(vi) of the Original Indenture provides that under certain conditions the Company and the Trustee may, without the consent of any Holder of a Note, may amend or supplement the Original Indenture (x) to add any Restricted Subsidiary as an additional Subsidiary Guarantor as provided in
Section 10.02 of the Original Indenture or (y) to evidence the succession of another Person to any Subsidiary Guarantor pursuant to Section 10.04 of the Original Indenture and the assumption by any such successor of the covenants and agreements of such Subsidiary Guarantor contained in the Original Indenture and in the Subsidiary Guarantee of such Subsidiary Guarantor;

    WHEREAS, the Company has acquired the Hercules Companies indirectly through Parker Offshore (the "Acquisition");

    WHEREAS, the Hercules Companies have a fair market value or book value in excess of $1M and requires the New Guarantors to issue a guarantee under the Senior Credit Facility;

    WHEREAS, Section 10.02 of the Original Indenture provides that the Acquisition requires: (i) the execution and delivery by the New Guarantors of this Third Supplemental Indenture whereby the New Guarantors agree to be bound by the terms of the Original Indenture as applicable to a Subsidiary Guarantor; and (ii) the execution of a Subsidiary Guarantee of the Notes by the New Guarantors;

    WHEREAS, all conditions and requirements necessary to make this Third Supplemental Indenture valid and binding upon the Company and the New Guarantors, and enforceable against the Company and the New Guarantors in accordance with its terms, have been performed and fulfilled;

    NOW, THEREFORE, in consideration of the above premises, each of the parties hereto agrees, for the benefit of the others and for the equal and proportionate benefit of the Holders of the Notes, as follows:





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                                   ARTICLE I

                             ADDITIONAL GUARANTORS

    Section 1.1. Addition of Guarantors. Each of the New Guarantors, by execution and delivery of this Third Supplemental Indenture, hereby agrees to be bound by the terms of the Indenture as Subsidiary Guarantors.

    Section 1.2. Guarantees of Subsidiary Guarantors. Attached as Exhibit A and incorporated hereby reference, are the respective Subsidiary Guarantees of the New Guarantees in the form prescribed in the Original Indenture, by which each of the New Guarantors agrees to guarantee the obligations of the Company, in accordance with the terms set out in such form of Subsidiary Guarantee.

                                   ARTICLE II

                    PARTICULAR REPRESENTATIONS AND COVENANTS

Section 2.1. Authority. The Company and each of the New Guarantors are duly authorized by a resolution of their respective Board of Directors to execute and deliver this Third Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this Third Supplemental Indenture has been duly and effectively taken.

    Section 2.2. Correctness of Recitals. The Company and each New Guarantor represent and warrant that all recitals and statements in this Third Supplemental Indenture are true and correct.


                                  ARTICLE III

                             CONCERNING THE TRUSTEE

    Section 3.1 Acceptance of Trusts. The trustee accepts the trusts hereunder and agrees to perform same, but only upon the terms and conditions set forth in the Indenture.

    Section 3.2 Responsibility for Recitals. The recitals and statements contained in this Third Supplemental Indenture shall be taken as recitals and statements of the Company, and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture, except that the Trustee is duly authorized to deliver it.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

    Section 4.1 Relation to the Original Indenture. This Third Supplemental Indenture shall become effective immediately upon execution and delivery. All terms and conditions in it shall form a part of the Original Indenture as fully and with the same effect as if all such terms and conditions had been set forth in the Original Indenture. The Original Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with its terms, as supplemented by this Third Supplemental Indenture. The Original Indenture and the Third Supplemental Indenture shall be read, taken and construed together as one instrument. Capitalized terms used but not defined in this Third Supplemental Indenture have the meaning ascribed to such terms in the Original Indenture.

    Section 4.2 Execution in Counterparts. This Third Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.





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    Section 4.3  Governing Law.  The internal laws of the State of New York shall govern and be used to construe this Third Supplemental Indenture and the new Subsidiary Guarantees executed and delivered pursuant to it.


       IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first above written.

                        PARKER DRILLING COMPANY



                        By: /s/ JAMES J. DAVIS
                           -----------------------------------------------
                        Name:    James J. Davis
                        Title:   Sr. Vice President-Finance and
                                 Chief Financial Officer

                        HERCULES OFFSHORE CORPORATION


                        By: /s/ JAMES J. DAVIS
                           -----------------------------------------------
                        Name:    James J. Davis
                        Title:   Vice President-Finance

                        HERCULES RIG CORP.


                        By: /s/ JAMES J. DAVIS
                           -----------------------------------------------
                        Name:    James J. Davis
                        Title:   Vice President-Finance

                        PARKER DRILLING OFFSHORE COMPANY


                        By: /s/ JAMES J. DAVIS
                           -----------------------------------------------
                        Name:    James J. Davis
                        Title:   President

                        CHASE BANK OF TEXAS,
                        NATIONAL ASSOCIATION

                        By:    /s/ REBECCA NEWMAN
                           -----------------------------------------------
                        Name:  Rebecca Newman
                        Title: Vice President and Trust Officer






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